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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-48108, 33-74692, 333-21109, 333-53623, 333-90306, 333-90308, 333-125182, 333-152298, 333-175122 and 333-209305 on Form S-8 of our reports dated March 25, 2016, relating to the consolidated financial statements of Tailored Brands, Inc. (successor reporting company to The Men's Wearhouse, Inc.) and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Tailored Brands, Inc. (successor reporting company to The Men's Wearhouse, Inc.) for the year ended January 30, 2016.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 25, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM